UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd., Suite 220 Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended Supply Agreement with Jiangxi Kinko Energy Co., Ltd.

On July 24, 2008, Hoku Materials, Inc., or Hoku Materials, a wholly owned subsidiary of Hoku Scientific, Inc., entered into a supply agreement with Jiangxi Kinko Energy Co., Ltd., or Kinko, for the sale and delivery of polysilicon to Kinko over a ten-year period beginning in December 2009, or the Supply Agreement. On December 24, 2008, Hoku Materials was informed that Kinko had changed its legal name to Jiangxi Jinko Solar Co., Ltd., or Jinko.  On January 8, 2009, Hoku Materials entered into Amendment No. 1 to Supply Agreement with Jinko, or the Amendment.  Under the Amendment, the total volume of polysilicon to be sold by Hoku Materials to Jinko has been reduced such that up to approximately $178 million may be payable to Hoku during the ten-year period, subject to product deliveries and other conditions. This represents a 40% reduction in volume from the approximately $298 million that would have been payable under the Supply Agreement over the same ten year period.

Under the Supply Agreement, Jinko previously paid Hoku Materials a cash deposit of $10 million in September 2008, plus an additional $10 million was paid during the week prior to the execution of the Amendment, as prepayments for future product deliveries. Jinko is obligated to pay an additional cash deposit of $13 million as a prepayment for future product deliveries on or before March 31, 2009. Under the Amendment, Hoku Materials has waived the requirement that Jinko provide a letter of credit to secure its $13 million deposit obligation; and the Amendment provides that if Jinko does not provide the $13 million cash deposit on or before March 31, 2009, then Hoku Materials may immediately terminate the Supply Agreement and retain the $20 million cash deposits as liquidated damages.

Pursuant to the Amendment, Jinko has agreed to provide Hoku Materials with most favored pricing terms for the processing of specified volumes of Hoku Materials’ polysilicon into wafers during the ten year term of the Supply Agreement.

The Supply Agreement has been filed as Exhibit No. 10.77 to Hoku Scientific’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2008, filed with the Securities and Exchange Commission on July 31, 2008.  The Amendment will be filed with Hoku Scientific's Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2008.

Item 7.01. Regulation FD Disclosure.

On January 14, 2009, we issued a press release entitled “Hoku Announces Arrival of First Polysilicon Reactors in Pocatello; Provides Update on Project Progress and Financing.” The press release is attached as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 of this Report on Form 8-K, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Hoku Scientific, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 14, 2009, entitled, “Hoku Announces Arrival of First Polysilicon Reactors in Pocatello; Provides Update on Project Progress and Financing.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 14, 2009

Hoku Scientific, Inc.

By:	/s/ Dustin Shindo
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 14, 2009, entitled, “Hoku Announces Arrival of First Polysilicon Reactors in Pocatello; Provides Update on Project Progress and Financing.”